UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
TELOS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147
AMENDMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 21, 2024
This amendment to the proxy statement, dated April 15, 2024 (the “Amendment”), amends the definitive Proxy Statement of the Board of Directors of Telos Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission on April 9, 2024 relating to the annual meeting of stockholders to be held in the Meeting Room at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on Tuesday, May 21, 2024 at 10:00 a.m. EDT.
The Company is filing this Amendment solely to correct errors in the Security Ownership of Certain Beneficial Owners and Management table on page 46 of the Proxy Statement. The amounts of the beneficial ownership as of March 28, 2024 for Messrs. Borland, Dockery, Jacobs, Maluda, Schaufeld, and Ms. Carroll, and all officers and directors as a group, were incorrectly reported and are correctly set forth below:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of March 28, 2024	Percent of Class
Common Stock	The JRP Settlement c/o Silex Trust Company Limited Rue De La Croix D’or 7 Geneva V8 1204 Switzerland	9,540,437 shares(A)	13.0%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,642,496 shares(B)	5.0%
Common Stock	John B. Wood	5,755,673 shares(C)	7.9%
Common Stock	Mark Bendza	338,724 shares(D)	0.5%
Common Stock	Mark D. Griffin	671,829 shares(E)	0.9%
Common Stock	E. Hutchinson Robbins, Jr.	234,879 shares(F)	0.3%
Common Stock	David Borland	238,530 shares(G)	0.3%
Common Stock	Bonnie Carroll	141,525 shares(H)	0.2%
Common Stock	Derrick D. Dockery	134,579 shares(I)	0.2%
Common Stock	Brad Jacobs	159,772 shares(J)	0.2%
Common Stock	John W. Maluda	185,461 shares(K)	0.3%
Common Stock	Fredrick D. Schaufeld	1,090,051 shares(L)	1.5%
Common Stock	All officers and directors as a group (12 persons)	9,069,739 shares(M)	12.3%
(A)
Includes 9,264,804 shares held directly by The JRP Settlement, transferred from Toxford Corporation on July 16, 2021, and 275,633 shares held directly by the estate of Mr. John R.C. Porter. According to the Schedule 13G (Amendment No. 1) jointly filed on February 8, 2022, Brian Padgett is the executor of the estate of John Porter and therefore has sole voting and investment power of the shares of Common Stock owned by the estate. Shirley Porter is the sole Protector of The JRP Settlement, can replace the Trustee and therefore has sole voting and investment power over the Common Stock held by The JRP Settlement. Silex Trust Company Limited (the “Trustee”) as the trustee of The JRP Settlement. Brian Padgett, Oliver Hemmer, and Ronan Kuczaj are the individuals who can make decisions on behalf of the Trustee and each can act alone in doing so, and therefore they have shared voting and investment power over the Common Stock held by The JRP Settlement.

(B)
According to the Schedule 13G (Amendment No. 2) filed on February 13, 2024, The Vanguard Group beneficially owns 3,642,496 shares of Common Stock, of which it has sole dispositive power for 3,621,776 shares, and shared dispositive power for 20,720 shares.

(C)	Includes 189,907 shares held for the benefit of Mr. Wood by the Telos Corporation Shared Savings Plan, and 772,485 shares held by JJJJJV, LLC, in which Mr. Wood is the principal.
(D)	Includes 15,360 unvested restricted share units and 4,905 shares held for the benefit of Mr. Bendza by the Telos Corporation Shared Savings Plan.
(E)	Includes 12,993 shares held for the benefit of Mr. Griffin by the Telos Corporation Shared Savings Plan.
(F)	Includes 42,773 unvested restricted share units and 7,546 shares held for the benefit of Mr. Robbins by the Telos Corporation Shared Savings Plan.

(G)	Includes 55,555 unvested restricted share units, 95,233 shares held by a trust for the benefit of Mr. Borland, and 52,000 unexercised stock options.
(H)	Includes 55,555 unvested restricted share units and 50,000 unexercised stock options held by Ms. Carroll.
(I)	Includes 55,555 unvested restricted share units and 50,000 unexercised stock options held by Mr. Dockery.
(J)	Includes 55,555 unvested restricted share units and 60,000 unexercised stock options held by Mr. Jacobs.
(K)	Includes 55,555 unvested restricted share units, 441 shares held jointly with his spouse, and 50,000 unexercised stock options held by Gen. Maluda.
(L)
Includes 55,555 unvested restricted share units, 255,449 shares held in a trust for the benefit of Mr. Schaufeld, 250,000 shares held by FDS New River Farm 2017 Irrevocable Trust in which Mr. Schaufeld is the Settlor, 181,498 shares held in River Farm Investments LLC, an investment vehicle for Mr. Schaufeld’s self-directed IRA, 253,807 shares held by three irrevocable trusts, one for each of his children, of which Mr. Schaufeld is the Settlor, and 58,000 unexercised stock options held by Mr. Schaufeld.

(M)
Includes 391,463 unvested restricted share units in total held by the officers and directors. Includes 224,152 shares held by the Telos Corporation Shared Savings Plan. Also includes the 320,000 stock options held in the aggregate by the directors that are exercisable within sixty days of the Record Date.

This Amendment does not change or update any of the other disclosures contained in the Proxy Statement.
The Proxy Statement, together with this Amendment, have been filed with the Securities and Exchange Commission and are also available for viewing along with the other meeting materials at the website maintained for the annual meeting at https://materials.proxyvote.com/87969B and on the Company’s website at http://investors.telos.com. If you would like to receive a full printed set of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials.
Stockholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote they may do so by:
(1)	Executing a proxy dated later than the most recent proxy given and mailing it to:
Corporate Secretary
Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147
(2)	Appearing in person and voting using a ballot at the Annual Meeting, or
(3)	Filing an instrument of revocation with the Inspector of Elections at the 2024 Annual Meeting.
Detailed information regarding voting procedures can be found in the Proxy Statement.